                                                                    EXHIBIT 4.13

                   FORM OF   % MANDATORY PUTABLE/REMARKETABLE
               SECURITIES (MAPS(SM)) DUE APRIL             , 2038

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                      UNION TEXAS PETROLEUM HOLDINGS, INC.

        % MANDATORY PUTABLE/REMARKETABLE SECURITIES DUE 2038 (MAPS(SM))

CUSIP NO.:
No. 1                                                               $150,000,000

ORIGINAL ISSUE DATE:  April   , 1998

INTEREST RATE TO REMARKETING DATE:      %

REMARKETING DATE:  April   , 2008

INTEREST RATE TO MATURITY: To be determined as provided herein and set forth in the records of the Trustee

STATED MATURITY DATE:  April   , 2038

AUTHORIZED DENOMINATION:  $1,000 and integral multiples thereof

INTEREST PAYMENT DATES: April     and October





------------
"MAndatory Putable/remarketable Securities" and "MAPS(SM)" are service marks owned by Salomon Brothers Inc.





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
         UNION TEXAS PETROLEUM HOLDINGS, INC., a Delaware corporation (hereinafter called the "Company"), for value received, hereby promises to pay to Cede & Co., a nominee of The Depository Trust Company ("DTC"), or its registered assigns, upon presentation, the principal amount of One Hundred Fifty Million Dollars ($150,000,000) on the Stated Maturity Date specified above (or any earlier redemption date or repurchase date) (each such Stated Maturity Date, redemption date or repurchase date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay
interest thereon, at the Interest Rate per annum specified above to April   ,
2008 (the "Remarketing Date"), and thereafter, subject to the terms and conditions set forth herein, at the Interest Rate determined by the Remarketing Dealer (as defined below) in accordance with the procedures set forth below (the "Interest Rate to Maturity"), until the principal hereof is paid or duly made available for payment. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"),
commencing October   , 1998, and on the Maturity Date. Interest on this MAPS
will be computed on the basis of a 360-day year of twelve 30-day months.

         If, pursuant to the Remarketing Agreement, dated as of the date hereof (the "Remarketing Agreement"), between Salomon Brothers Inc, as Remarketing Dealer (the "Remarketing Dealer"), and the Company, the Remarketing Dealer elects to remarket the MAPS, then, except as otherwise set forth herein, (i) this MAPS shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Remarketing Date, on the terms and subject to the conditions set forth herein, and (ii) on and after the Remarketing Date, this MAPS shall bear interest at the Interest Rate to Maturity determined by the Remarketing Dealer in accordance with the procedures set forth in Section 3 herein.

         Interest on this MAPS will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this MAPS (or one or more predecessors ) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Regular Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on any Regular Record Date, and shall be paid to the person in whose name this MAPS is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, of which notice shall be mailed, first-class postage prepaid, to the Holder of this MAPS by the Trustee not less than 10 days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this MAPS may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

         Payment of principal, premium, if any, and interest in respect of this MAPS due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this MAPS at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, currently located c/o First Chicago Trust Company of New York, 14 Wall Street, Eighth Floor - Window 2, New York, New York, 10005, or at such other paying agency in The City of New York, State of New York, as the Company may determine. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register kept for the MAPS pursuant to Section 305 of the Indenture.

         If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

         As used herein, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or required by law, regulation, executive





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
order or governmental decree to be closed.

         The Company is obligated to make payment of principal, premium, if any, and interest in respect of this MAPS in U.S. Dollars.

         Reference is hereby made to the further provisions of this MAPS set forth on the reverse hereof.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this MAPS shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.





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
         IN WITNESS WHEREOF, Union Texas Petroleum Holdings, Inc., has caused
this MAPS to be duly executed this    day of April, 1998.

                                  UNION TEXAS PETROLEUM HOLDINGS, INC.

                                  By:
                                     ----------------------------------------
Attest:                              [Chairman/Vice President]


By:

   ----------------------------------------
   [Secretary/Assistant Secretary]

   [SEAL]


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This      % MAndatory Putable/remarketable Securities due 2038 (MAPS(SM)) is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: April   , 1998             THE FIRST NATIONAL BANK OF CHICAGO, as Trustee


                                  By:
                                     ----------------------------------------
                                     Authorized Signatory





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
                         (Form of Reverse of Security)


                      UNION TEXAS PETROLEUM HOLDINGS, INC.

        % MANDATORY PUTABLE/REMARKETABLE SECURITIES DUE 2038 (MAPS(SM))


         1. Indenture. (a) This MAPS is one of a duly authorized issue of debt securities of the Company (the "Securities") issued under an Indenture dated as of March 15, 1995 as supplemented by a supplemental indenture dated as of November 17, 1995 (the "Indenture"), among the Company, subsidiaries of the Company named therein and The First National Bank of Chicago, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture with respect to the MAPS), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the MAPS, and of the terms upon which the MAPS
are authenticated and delivered.  This Security is designated as "   % MAndatory
Putable/remarketable Securities Due 2038 (MAPS(SM))" which MAPS are limited to $150,000,000 aggregate principal amount, subject to the provisions of the Indenture. All terms used but not defined in this MAPS shall have the meanings assigned to such terms in the Indenture. Except where the context otherwise requires, all references in this MAPS to "herein" or "hereof" or similar terms shall include the Indenture.

         (b)     The MAPS will be senior unsecured obligations of the Company.

         (c) This MAPS is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof.

         (d)     This MAPS will not be subject to any sinking fund.

         2. Mandatory Tender. Provided that on a Business Day not later than 10 Business Days prior to the Remarketing Date the Remarketing Dealer notifies the Company and the Trustee of its election to purchase the MAPS on the Remarketing Date (the "Notification Date"), the MAPS shall be subject to mandatory tender to the Remarketing Dealer, and the Remarketing Dealer shall be obligated to purchase the MAPS, for remarketing on the Remarketing Date, subject in each case to the conditions described herein and set forth in the Remarketing Agreement.

         3. Determination of Interest Rate to Maturity. Subject to the Remarketing Dealer's election to remarket the MAPS as provided in Section 2 hereof and the Remarketing Agreement, the Interest Rate to Maturity shall be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on and as of the third Business Day immediately preceding the Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one
percent per annum, and will be equal to the sum of             % (the "Base
Rate") plus the Applicable Spread, which will be based on the Dollar Price of the MAPS.

         The "Applicable Spread" will be the lowest firm commitment, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers for the full aggregate principal amount of the MAPS at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the Stated Maturity Date of the MAPS, and (iii) a stated annual interest rate, payable semi-annually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such firm commitments obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the MAPS, the Company and the Trustee.

         "Dollar Price" means the present value, as of the Remarketing Date, of the Remaining Scheduled Payments discounted to the Remarketing Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day





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
months), at the Treasury Rate.

         "Reference Corporate Dealers" means each of Salomon Brothers Inc, Chase Securities Inc., NationsBanc Montgomery Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J. P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a leading dealer of publicly traded debt securities of the Company in The City of New York (a "Primary Corporate Dealer"), the Remarketing Dealer shall substitute therefor another Primary Corporate Dealer.

         "Remaining Scheduled Payments" means, with respect to the MAPS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to but excluding the Stated Maturity Date; provided, however, that if the Remarketing Date is not an Interest Payment Date with respect to the MAPS, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to the Remarketing Date.

         "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price for the Remarketing Date.

         "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the MAPS being remarketed.

         "Comparable Treasury Price" means, with respect to the Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on the Determination Date, (i) the average of the Reference Treasury Dealer Quotations for the Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in
(a) above as may replace Dow Jones Markets Limited.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.

         "Reference Treasury Dealer" means each of Salomon Brothers Inc, Chase Securities Inc., NationsBanc Montgomery Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J. P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

         4. Repurchase. In the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, or (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, or (iii) since the Notification Date, a material adverse change in the condition of the Company and its subsidiaries, considered as one enterprise, shall have occurred or an Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the MAPS shall have occurred and be continuing, or any other event constituting a termination event under the Remarketing Agreement shall have occurred, or (iv) the Remarketing Dealer elects not to remarket the MAPS, or (v) the Remarketing Dealer for any





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
reason does not purchase all tendered MAPS on the Remarketing Date, the Company shall repurchase the MAPS as a whole on the Remarketing Date at a price equal to 100% of the principal amount of the MAPS plus all accrued and unpaid
interest, if any, on the MAPS to the Remarketing Date.   In any such case,
payment will be made by the Company through the Trustee to the DTC participant of each tendering beneficial owner of MAPS, by book-entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such beneficial owner's tendered MAPS.

         5.      Redemption.   (a) This MAPS will be subject to redemption at
the option of the Company from the Remarketing Dealer on the Remarketing Date, in whole but not in part, at the Remarketing Redemption Price. To exercise its option to redeem the MAPS, the Company must notify the Remarketing Dealer and the Trustee not later than the Business Day immediately preceding the Determination Date. The "Remarketing Redemption Price" shall be the greater of
(i) 100% of the principal amount of the MAPS and (ii) the Dollar Price, plus in either case any accrued and unpaid interest on the principal amount being redeemed to the Remarketing Date. If the Company elects to redeem the MAPS, it shall pay the Remarketing Redemption Price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.

         (b) After the Remarketing Date, this MAPS shall be subject to redemption at the option of the Company, at any time in whole or from time to time in part, at the Optional Redemption Price. The "Optional Redemption Price" shall be equal to the sum of (i) the principal amount of the MAPS being redeemed, plus accrued and unpaid interest thereon to the applicable date fixed for redemption (the "Redemption Date"), and (ii) the Make-Whole Premium, if any.

         "Make-Whole Premium" shall mean, in connection with any optional redemption of any MAPS, the excess, if any, of:

                 (i) the sum of the present values, calculated as of the Redemption Date, of:

                          (A) each interest payment that, but for such redemption, would have been payable on the MAPS (or portion thereof) after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

                          (B) the principal amount that, but for such redemption, would have been payable at the final maturity of the MAPS (or portion thereof) being redeemed;

                 over

                 (ii) the principal amount of the MAPS (or portion thereof) being redeemed,

plus any accrued and unpaid interest thereon to but excluding the Redemption Date. The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below
for purposes of determining the Make-Whole Premium) plus     basis points.





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
         The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company; provided, that if the Company fails to make such appointment at least 10 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by [Salomon Smith Barney] or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").

         For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the MAPS, calculated to the nearest 1/12 of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third Business Day immediately preceding the Redemption Date.

         The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100 of 1%, with any figure of 1/200 of 1% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

         Notice of any optional redemption of any MAPS shall be given to Holders at their addresses, as shown in the security register for the MAPS, not less than 30 nor more than 60 days prior to the date fixed for redemption. The notice of redemption shall specify, among other items, the Optional Redemption Price and the principal amount of the MAPS held by such Holder to be redeemed. If less than all of the MAPS are to be redeemed, the Trustee will select the MAPS to be redeemed pro rata or by lot. The Trustee may select for redemption MAPS and portions of MAPS in amounts of $1,000 or whole multiples of $1,000, provided that if all of the MAPS of a Holder are to be redeemed, the entire outstanding amount of MAPS held by such Holder, even if not a whole multiple of $1,000, will be redeemed.

         (c) On and after the Redemption Date interest will cease to accrue on the MAPS or on the portions thereof called for redemption, as the case may be.

         6. Defaults and Remedies. Events of Default include: default in payment of interest of the MAPS for 30 days; default in payment of principal of or premium, if any, on the MAPS; failure by the Company for 60 days after written notice by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the MAPS then outstanding to it to comply with any of its other covenants or agreements in the Indenture or the MAPS; the acceleration of the maturity of any Indebtedness of the Company or any Restricted Subsidiary (other than the MAPS or any Non-Recourse Indebtedness) that has an outstanding principal amount of $20 million or more individually or in the aggregate; a default in the payment of principal or interest in respect of any Indebtedness of the Company or any Restricted Subsidiary (other than the MAPS or any Non-Recourse Indebtedness) having an outstanding principal amount of $20 million or more individually or in the aggregate, and such default shall be continuing for a period of 30 days without the Company or such Restricted Subsidiary, as the case may be, effecting a cure of such default; or certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then-outstanding MAPS may declare the principal of, and premium, if any, and interest of all the MAPS to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, all outstanding MAPS become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any MAPS is equal to 100% of the principal amount thereof plus accrued interest to the day of payment. Holders may not enforce the Indenture or the





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
MAPS except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the MAPS. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding MAPS may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         7. Amendment and Modification. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the MAPS at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all MAPS at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the MAPS at the time outstanding, on behalf of the Holders of all MAPS, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this MAPS shall be conclusive and binding upon such Holder and upon all future Holders of this MAPS and other MAPS issued upon the registration or transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon this MAPS.

         8. Obligation to Pay Principal, Premium, If Any, and Interest. No reference herein to the Indenture and no provision of this MAPS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this MAPS at the times, places and rate or formula herein prescribed.

         9. Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this MAPS is registrable in the Security Register of the Company upon surrender of this MAPS for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new MAPS, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, this MAPS is exchangeable for a like aggregate principal amount of MAPS of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith as provided in the Indenture.

         Prior to due presentment of this MAPS for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this MAPS is registered as the owner thereof for all purposes, whether or not this MAPS be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         10. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         11. No Recourse against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the MAPS or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting the MAPS waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the MAPS.

         12. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of





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
survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

         13. Governing Law. The Indenture and this MAPS shall be governed by and construed in accordance with the laws of the State of New York.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                 Union Texas Petroleum Holdings, Inc.
                 1330 Post Oak Boulevard
                 Houston, Texas 77056
                 Attention: General Counsel

                                ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                       sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

----------------------------------------------------------------------------
(Please Print or Typewrite Name and Address, including Zip Code, of Assignee)

the within MAPS of Union Texas Petroleum Holdings, Inc., and the undersigned hereby does irrevocably constitute and appoint

_________________________________________ as agent to transfer said MAPS on the books of the within-named Company with full power of substitution in the premises.


Dated:
      --------------

Signature:
          ----------------------------

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within MAPS in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:
                     ---------------------------------

NOTICE: Signature(s) must be guaranteed by an "eligible guarantor institution" that is a member or participant in a "signature guarantee program" (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc., Medallion Signature Program).





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